UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |_|       Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12


                           THINKENGINE NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:  N/A
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     (3) Filing party:  N/A
     (4) Date Filed:  N/A

April 5, 2007


Dear Stockholder:

We will hold our 2007 annual meeting of stockholders at 10:00 a.m. on Thursday, May 10, 2007, at the Embassy Suites Hotel, 123 Boston Post Road West, Marlborough, Massachusetts.

The Notice of Annual Meeting, Proxy Statement and proxy card accompanying this letter describe in detail the matters to be acted upon at the meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please sign, date and return your proxy card in the enclosed envelope as soon as possible.

We look forward to seeing you at the meeting.



Sincerely yours,

Robert C. Fleming
Chairman of the Board

                           THINKENGINE NETWORKS, INC.

                         ------------------------------

                            NOTICE OF ANNUAL MEETING

                         ------------------------------


The annual meeting of stockholders of ThinkEngine Networks, Inc. will be held at 10:00 a.m. on Thursday, May 10, 2007, at the Embassy Suites Hotel, 123 Boston Post Road West, Marlborough, Massachusetts.

The items of business at the annual meeting are:

     1. Election of five directors.

     2. Ratification of selection of Carlin, Charron & Rosen, LLP as our independent public accounting firm for 2007.

     3. Such other matters as may properly come before the meeting, including any continuation of the meeting caused by any adjournment or any postponement of the meeting.

March 22, 2007 is the record date for the meeting.

This Proxy Statement and accompanying proxy card are being distributed on or about April 9, 2007.

By order of the Board of Directors.



Amy M. Tefft
Secretary
April 5, 2007




                             YOUR VOTE IS IMPORTANT

           YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY
                            IN THE ENCLOSED ENVELOPE.

                           THINKENGINE NETWORKS, INC.
                               100 NICKERSON ROAD
                        MARLBOROUGH, MASSACHUSETTS 01752

                                 PROXY STATEMENT


THE ANNUAL MEETING AND VOTING

Our board of directors is soliciting proxies to be used at the annual meeting of stockholders to be held on Thursday, May 10, 2007, or at any adjournment of the meeting. This proxy statement contains information about the items being voted on at the annual meeting.

WHO IS ENTITLED TO VOTE?

Record stockholders of ThinkEngine common stock at the close of business on March 22, 2007 (the record date) can vote at the meeting. As of the record date, 6,694,604 shares of ThinkEngine common stock were outstanding. Each stockholder has one vote for each share of common stock owned as of the record date. A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting at our office at 100 Nickerson Road, Marlborough, Massachusetts, for the ten-day period immediately preceding the annual meeting.

HOW DO I VOTE?

A form of proxy card and a return envelope for the proxy card are enclosed. Giving your proxy means that you authorize the persons named in the enclosed proxy card to vote your shares at the ThinkEngine annual meeting in the manner you direct. You may vote by proxy or in person at the annual meeting. To vote by proxy, if you are a registered holder, please complete, sign and return your proxy card in the accompanying postage-paid return envelope.

If any proxy is returned without indication as to how to vote, the ThinkEngine common stock represented by the proxy will be voted by the persons named on the proxy in favor of each proposal and in accordance with their best judgment on any other matters which may come before the meeting.

HOW DO I VOTE IF MY SHARES ARE HELD IN STREET NAME?

If your broker holds your shares of ThinkEngine common stock in street name, you must either direct your broker on how to vote your shares or obtain a proxy from your broker to vote in person at the annual meeting. If your shares are held in street name, you should check the voting form that you receive to determine whether shares may be voted by telephone or the Internet.

MAY I CHANGE MY VOTE?

You may revoke your proxy at any time before it is voted at the meeting in several ways. You may send in a revised proxy dated later than the first; or you may vote in person at the meeting; or you may notify our Assistant Secretary in writing prior to the meeting that you have revoked your proxy. Our Assistant Secretary, Harold F. Mayer, may be reached at ThinkEngine Networks, Inc., 3 Corporate Drive, Danbury, CT 06810, by telephone at 203-830-3494, or by email at hmayer@thinkengine.com.

WHAT CONSTITUTES A QUORUM?

The holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum. Abstentions, broker non-votes and votes withheld from director nominees are included in the count to determine a quorum. If a quorum is present, the five director candidates who receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Proposal 2 will be approved if a quorum is present and a majority of the votes cast by holders present in person or represented by proxy are cast in favor of the proposal.

WHAT IS THE EFFECT OF BROKER NON-VOTES AND ABSTENTIONS?

Under American Stock Exchange ("AMEX") rules, if your broker holds your shares in its "street" name, the broker may under certain circumstances vote your shares on the agenda items even if it does not receive instructions from you. Because broker non-votes and abstentions are not considered votes cast on the matters before the meeting, neither will have an effect on the voting for the proposals.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

If a stockholder wants to submit a proposal for inclusion in our proxy material for the 2008 annual meeting, it must be received by our Secretary by December 1, 2007. Also, under our Bylaws, a stockholder can present other business at the 2008 annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received by our Secretary between January 10, 2008 and February 9, 2008. There are other procedural requirements in the Bylaws pertaining to stockholder proposals and director nominations. Any stockholder may obtain a copy of the Bylaws without charge by writing to our Secretary.

WHICH STOCKHOLDERS OWN AT LEAST 5% OF THINKENGINE?

Other than a former executive officer listed in the director and officer ownership table below, the only persons or groups known to us to be beneficial owners of more than five percent of ThinkEngine's outstanding common stock are reflected in the chart below. The following information is based solely upon Schedules 13D and 13G, respectively, filed with the Securities and Exchange Commission by the persons and entities shown as of the respective dates appearing below.

NAME AND ADDRESS OF                     AMOUNT AND NATURE OF
BENEFICIAL OWNERS                       BENEFICIAL OWNERSHIP    PERCENT OF CLASS
----------------------                  --------------------    ----------------
Prism Venture Partners III, LLC             1,149,705 (a)            17.2 %
100 Lowder Brook Drive, Suite 2500
Westwood, MA 02090

Bruce Galloway                               555,932 (b)              8.3 %
c/o Galloway Capital Management, LLC
720 Fifth Avenue, 10th Floor
New York, NY 10019


     (a) Information set forth in a Schedule 13D filed with the SEC on November 25, 2005 by Prism Venture Partners III, L.P. ("PVP III"), which owns of record 1,116,134 shares of common stock and Prism Venture Partners III-A, L.P. ("PVP III-A"), which owns of record 33,571 shares of common stock, and additional information provided by PVP III and PVP III-A on October 26, 2006. The 13D was also filed by Prism Venture Partners III, LLC ("PVP LLC"), John L. Brooks, III, Robert C. Fleming and William M. Seifert. Messrs. Brooks and Seifert have shared voting and dispositive power over all of the shares. Messrs. Brooks and Seifert are members of PVP LLC which is the sole general partner of PVP III and PVP III-A.

     (b) Information set forth in a Schedule 13G, Amendment No. 2 filed with the SEC on December 20, 2006 by Strategic Turnaround Equity Partners, LP, Bruce Galloway and Gary Herman reflects (i) 92,100 shares of common stock owned by Mr. Galloway, (ii) 4,000 shares of common stock held by Mr. Galloway's child for which Mr. Galloway has the power to vote and dispose, (iii) 21,100 shares of common stock owned by RexonGalloway Capital Growth, an investment company in which Mr. Galloway is a 50% owner ("RexonGalloway") and for which Mr. Galloway retains full investment and voting discretion, (iv) 103,007 shares of common stock owned by Jacombs Investment Inc. of which Mr. Galloway is an officer and primary shareholder, and (v) 335,725 shares of common stock held by Strategic Turnaround Equity Partners, LP Cayman ("STEP"). Mr. Galloway is a managing member and the majority equity holder of Galloway Capital Management, LLC, the general partner of STEP. Mr. Galloway disclaims beneficial ownership of the shares of common stock directly beneficially owned by STEP (except for (i) indirect interests therein by virtue of being a member of Galloway Capital Management LLC, and (ii) the indirect interests of Mr. Galloway by virtue of being a limited partner of STEP).

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

The following table shows beneficial ownership of ThinkEngine common stock by directors and executive officers as of March 22, 2007. The named executive officers are the chief executive officer, chief financial officer and the other officer who was the highest paid in 2006, together with our former officers listed below in the Summary Compensation Table.

                                            SHARES DEEMED TO
                                            BE BENEFICIALLY         PERCENT
NAME OF BENEFICIAL OWNER                        OWNED               OF CLASS
------------------------                        -----               --------
Robert C. Fleming(a)                                0                  -
William A. Merritt                             90,487(b)              1.3 %
Michael G. Mitchell                           200,000                 3.0 %
Robert H. Scott                                 9,375(c)                *
William J. Stuart                              63,770(d)              1.0 %
John E. Sweeney                                 9,375(c)                *
Paul J. Gagne                                  83,333(c)              1.2 %
John E. Steinkrauss                            75,000                 1.1 %
Brian J. Kelley                               654,480(e)              9.3 %
Garrett Sullivan                              120,102(f)              1.8 %
Kenneth G. Brix                                 1,090                   *
Michael N. Keefe                              115,262(g)              1.7 %
All executive officers and directors
as a group, consisting of 8 persons           531,340                 7.7 %
        * less than one percent

(a) Mr. Fleming is the designated board representative of PVP III and PVP III-A.

(b) Includes 38,875 shares which may be acquired within 60 days upon exercise of stock options. Also includes stock units recorded as deferred compensation pursuant to which 41,912 shares of common stock are issuable to Mr. Merritt within 60 days.

(c) Consists of shares which may be acquired within 60 days upon exercise of stock options.

(d) Includes 39,125 shares which may be acquired within 60 days upon exercise of stock options. Also includes 15,000 shares held in Mr. Stuart's IRA account, 1,000 shares held in his spouse's IRA account, 500 shares held by his son and 8,145 shares held jointly with his spouse.

(e) Includes 342,500 shares which may be acquired within 60 days upon exercise of stock options. The above information is effective as of August 16, 2006: (i) with respect to 110,133 of the shares of common stock, voting and investment power is shared with Mr. Kelley's spouse; and (ii) 3,000 shares are held in Mr. Kelley's name as custodian for two of his children.

(f) Includes 45,000 shares which may be acquired within 60 days upon exercise of stock options..

(g) With respect to 2,955 of the shares, voting and investment power is shared with Mr. Keefe's spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and persons who are considered "officers" of ThinkEngine for purposes of Section 16(a) of the Securities Exchange Act of 1934 and greater than ten percent stockholders (referred to as reporting persons) are required to file reports with the Securities and Exchange Commission showing their holdings of and transactions in ThinkEngine securities. It is generally our practice to file the forms on behalf of our reporting persons who are directors or officers. We believe that all such forms have been timely filed for 2006, except that Messrs. Gagne and Scott each failed to file Form 3 on a timely basis and Messrs. Connors, Mayer, Meehan, Merritt and Stuart each failed to file Form 4 on a timely basis with respect to one automatic stock option grant.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors currently has six members, five of whom are nominees for election. William A. Merritt is not running for re-election at the annual meeting. Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the annual meeting for the election of the five nominees named below as our directors to serve until the next annual meeting or until their successors are duly elected and qualified. Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for a substitute nominee as may be selected by the board of directors, unless the size of the board is reduced. With respect to Mr. Fleming, the contractual terms in connection with the acquisition of ThinkEngine Networks, Inc. in November 2005 provide that, so long as Prism or one of its affiliated funds holds 400,000 or more shares of ThinkEngine's common stock, ThinkEngine shall cause an individual designated by Prism and acceptable to our board to be elected a director.

The affirmative vote of a plurality of the shares of our outstanding common stock represented and voting at the annual meeting is required to elect the directors.

Information about each nominee for director follows, including each nominee's name and age, all positions and offices with ThinkEngine currently held by him, and his principal occupation over the last five years (including other directorships and business experience), and the period during which he has served as a director of ThinkEngine. Should you choose not to vote for a nominee, you should write on the proxy the name of the nominee for whom you choose not to vote and mark your proxy under Proposal No. 1 "For All Except".

              NAME, AGE, POSITIONS, PRINCIPAL OCCUPATION,               DIRECTOR
                 DIRECTORSHIPS AND BUSINESS EXPERIENCE                   SINCE
--------------------------------------------------------------------------------

ROBERT C. FLEMING, 50, is a co-founder of Prism Venture Partners          2005
("Prism"), a venture capital investment firm, and was a partner of the firm from 1996 until March 1, 2006.

MICHAEL G. MITCHELL, 46, has been President and Chief Executive           2006
Officer of the Company since August 2006. Previously he had been Executive Vice President, Business Development of ThinkEngine
Networks, Inc., a subsidiary of Cognitronics Corporation prior to the merger, from November 2005 to April 2006 and President and Chief Executive Officer of ThinkEngine Networks, Inc., prior to the merger with Cognitronics Corporation, from 2001 until November 2005.

ROBERT H. SCOTT, 52, has been President and Chief Executive               2006
Officer of Xelor Software Inc. since September 2004. Previously he was President and Chief Executive Officer of IPeria, Inc. from
2003 to 2004 and Chairman of Octave Communications Inc. from 1998 to 2003.

WILLIAM J. STUART, 55, has been Senior Vice President and Chief           2001
Financial Officer of Avici Systems Inc. since August 2006.
Previously he had been a general partner of Still River Funds since September 2001.

JOHN E. SWEENEY, 49, has been Vice President and General Manager          2006
of RSA, the Information and Security Division of EMC Corp. since
September 2006 and President and Chief Executive Officer of its predecessor, Network Intelligence Corporation, since 2004.
Previously he was President and Chief Executive Officer of
Stargus Communications, Inc. during 2004 and a partner of Prism
Venture Partners from 2000 to 2003.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES DESCRIBED IN PROPOSAL 1.


BOARD INFORMATION AND COMMITTEES

The board met eight times in 2006 and acted five times by unanimous written consent. Each incumbent director attended at least 75 percent of the total number of board meetings and meetings held by the board committees on which he served during 2006. The board has determined that each of our non-employee directors currently serving on the board or who served on the board during 2006 is independent based upon the criteria provided by AMEX rules.

Members of the board serve on one or more of the three committees described below, except for directors who are also employees of the company, who do not serve on any of these committees.

The AUDIT COMMITTEE, which met four times in 2006, monitors our financial reporting standards and practices and our internal financial controls to ensure compliance with the policies and objectives established by the board of directors. The committee directly retains and recommends for stockholder ratification an independent accounting firm to conduct the annual audit, and discusses with our independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews the quarterly and annual financial statements and the annual independent accountants' report, invites the accountants' recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and pre-approves audit and permissible non-audit services. It also reviews our internal accounting controls and the scope and results of our internal auditing activities. Members of the Audit Committee are William A. Merritt, Robert H. Scott, and William J. Stuart (Chairman). John T. Connors and Jack Meehan served on the Audit Committee until their resignations from the board on September 5, 2006 and October 16, 2006, respectively. Mr. Scott joined the Audit Committee on October 19, 2006.

Each member of the committee is independent under Rule 10A-3 of the Securities and Exchange Commission and AMEX listing standards. The board of directors has determined that Mr. Stuart, Chairman of the committee, qualifies as an "audit committee financial expert" as that term is defined in Regulation S-K of the Securities and Exchange Commission. None of the members of the Audit Committee serves simultaneously on the audit committees of more than three publicly registered companies.

The COMPENSATION COMMITTEE, which met twice in 2006, and acted seven times by unanimous consent, oversees our executive and director compensation programs, including establishing our executive and director compensation policies and annually reviewing all components of compensation to ensure that our objectives are appropriately achieved. These functions are not delegated to our officers or to third-party professionals, although the committee may from time to time retain third-party consultants to provide advice regarding compensation issues. No consultants were utilized in 2006. The committee also considers input from our executive officers although final decisions regarding executive compensation are made by the committee. The committee is also responsible for certain administrative aspects of our compensation plans and stock plans, and approves or recommends changes in these plans. It also approves performance targets and grants under our incentive plans and our stock plan for our executive officers. The committee also reviews officers' potential for growth, and, with the chief executive officer, will be responsible for succession planning and ensuring management continuity. Members of the Compensation Committee are Messrs. Merritt, Stuart (Chairman) and Sweeney. John T. Connors and Jack Meehan served on the Compensation Committee until their resignations from the board on September 5, 2006 and October 16, 2006, respectively. Mr. Sweeney joined the Compensation Committee on December 14, 2006.

The NOMINATING COMMITTEE, which met three times in 2006, recommends nominees for election to the board of directors. Members of the Nominating Committee are Messrs. Fleming (Chairman), Scott, and Sweeney. John T. Connors and Jack Meehan served on the Nominating Committee until their resignations from the board on September 5, 2006 and October 16, 2006, respectively. Messrs. Scott and Sweeney joined the Nominating Committee on December 14, 2006.

The three committees described above are each governed by a written charter. Copies of each committee charter are available on our website at www.thinkengine.com.

DIRECTORS' COMPENSATION

DIRECTORS' FEES AND OTHER COMPENSATION. Directors who were not ThinkEngine employees in 2006 were entitled to payment of (a) an annual fee of $8,000, (b) $1,000 for each board meeting attended, of which there were eight during 2006, and for each meeting of a committee of the board not held in conjunction with a board meeting, of which there was one in 2006, and (c) $1,000 for each substantive part of a business day that a director is requested to assist management in the future development of our business, of which there were no such occasions in 2006. Directors were able to voluntarily defer the receipt of such fees to a future year. Also, directors could elect to be paid in cash or in shares of common stock. If a director elected to be paid in shares, he was entitled to 125% of the equivalent value in shares. In 2006, none of the directors elected to defer receipt of such fees or to be paid in shares of common stock. Directors are also entitled to reimbursement of reasonable travel expenses.

Directors receive option grants pursuant to the Directors' Stock Option Plan. The terms of the Directors' Plan provide for (1) an automatic award on August 1 of each year to each person who is a participant of options to purchase 6,000 shares of common stock and (2) sixty days following the initial election of a director by the board of directors a pro rata portion of the annual award. The option exercise price is 100% of the fair market value per share of common stock on the date of the award, as defined in the Directors' Plan. Generally, the options become exercisable one year after the date of award and expire ten years after the date of award. During 2006, Messrs. Connors, Meehan, Merritt and Stuart were each awarded options to purchase 6,000 shares of common stock on August 1, 2006 at an exercise price of $2.05 per share. Mr. Scott was awarded an option to purchase 1,000 shares of common stock on December 19, 2006 at an exercise price of $2.81 per share.

DIRECTOR COMPENSATION TABLE. The following table shows all compensation paid or granted, during or with respect to the 2006 fiscal year to each of the non-employee directors for services rendered to ThinkEngine and its subsidiaries during 2006.

                           2006 DIRECTOR COMPENSATION

                        FEES EARNED OR PAID
    NAME(A)                 IN CASH ($)         OPTION AWARDS ($)     TOTAL ($)
    -------                 -----------         -----------------     ---------
John T. Connors               $15,000                 $7,263           $22,263

Robert C. Fleming                 --                     --                --

Jack Meehan                   $17,000                 $7,263           $24,263

William A. Merritt            $17,000                $16,323           $33,323

Robert H. Scott                $1,000                   $108           $1,108

William J. Stuart             $18,000                $16,323           $34,323

John E. Sweeney                   --                     --                --


     (a) As of December 31, 2006: Mr. Merritt held options to purchase 35,500 shares of ThinkEngine common stock; Mr. Scott held options to purchase 1,000 shares of ThinkEngine common stock; Mr. Stuart held options to purchase 35,750 shares of ThinkEngine common stock; and Messrs. Connors and Meehan each held options to purchase 29,500 shares of ThinkEngine common stock. The other listed directors did not hold any options to purchase our common stock.

     (b) Dollar amounts with regard to option awards for each individual are those recognized for financial statement reporting purposes for 2006 in accordance with FAS 123R.

COMMUNICATIONS WITH DIRECTORS

In order to provide our security holders and other interested parties with a direct and open line of communication to the board of directors, the board of directors has adopted the following procedures. ThinkEngine security holders and other interested persons may communicate with the chairmen of our Nominating Committee, Compensation Committee or Audit Committee or with the non-management directors as a group by sending an email to directors@thinkengine.com. The email should specify which of the foregoing is the intended recipient. Communications may also be sent by mail addressed in care of the Corporate Secretary, ThinkEngine Networks, Inc., 100 Nickerson Road, Marlborough, Massachusetts 01752.

All communications received in accordance with these procedures will be reviewed initially by our Corporate Secretary. The Secretary will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

     o does not relate to the business or affairs of ThinkEngine or the functioning of the board of directors or any of its committees;

     o relates to routine or insignificant matters that do not warrant the attention of the board of directors;

     o    is an advertisement or other commercial solicitation or communication;

     o    is frivolous or offensive; or

     o    is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full board of directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

Our Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Nominating Committee of the board of directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

We have not established a formal policy regarding director attendance at our annual meetings of stockholders, but our directors generally do attend the annual meeting. The chairman of the board presides at the annual meeting of stockholders, and the board of directors generally holds one of its regular meetings in conjunction with the annual meeting of stockholders. Accordingly, unless one or more members of the board are unable to attend, all members of the board are present for the annual meeting. Four of the six members of the board at the time of our 2006 annual meeting of stockholders attended that meeting.

NOMINATION OF DIRECTORS

The Nominating Committee will consider stockholder recommendations of candidates to serve as directors when the recommendations are properly submitted. In evaluating a prospective candidate, the Nominating Committee considers the extent to which the candidate possesses the following qualifications, characteristics and skills:

     o    achievement in the individual's career;

     o    breadth of experience;

     o    soundness of judgment;

     o    high personal and professional ethics, integrity and values;

     o    ability to make independent, analytical inquiries;

     o ability to contribute to a diversity of viewpoints among board members;

     o willingness and ability to devote the time required to adequately perform board activities; and

     o    ability to represent the corporate interests of the company.

The Nominating Committee will consider nominees recommended by stockholders for election at the 2008 annual meeting of stockholders that are submitted prior to February 9, 2008 to the Corporate Secretary at ThinkEngine's offices at 100 Nickerson Road, Marlborough, Massachusetts 01752. Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected, so that the candidate may be properly considered. All stockholder recommendations will be reviewed in the same manner as other potential candidates for board membership.

Other than the nomination of Mr. Fleming in accordance with our agreement with Prism Ventures, the Nominating Committee has not received any nominees for election to the board at the 2007 annual meeting from any stockholder or group that has held more than 5% of our common stock for a period of one year.

CODE OF ETHICS

Our board of directors has approved a Code of Business Conduct in accordance with the rules of the Securities and Exchange Commission and the American Stock Exchange that governs the conduct of each of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Business Conduct is maintained on our website at www.thinkengine.com. Any amendments to or waivers of the Code of Business Conduct that apply to our principal executive officer, principal financial officer or principal accounting officer and that relates to any element of the definition of the term "code of ethics," as the term is defined by the Securities and Exchange Commission, will be posted on our website at www. thinkengine.com. There are currently no such amendments or waivers.

EXECUTIVE OFFICER COMPENSATION

EXECUTIVE CONTRACTS AND SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

On August 16, 2006, we entered into an Employment Agreement with Michael G. Mitchell under which he serves as our President and Chief Executive Officer. The terms of the agreement provide for (i) employment "at will", (ii) compensation at a base salary at the annual rate of $250,000 payable in installments and
(iii) an "inducement" grant of 200,000 shares of ThinkEngine's common stock, which will vest on the fourth anniversary of his employment or, if sooner, upon a change of control of ThinkEngine. Further, if Mr. Mitchell's employment is terminated (i) by ThinkEngine without Serious Cause or (ii) by him for Good Reason, we will continue to pay his then-current base salary for a period of six months from the date of such termination, and also the company-paid portion of his medical and dental insurance coverages. The cost to the company would approximate $132,800 for the six-month period. Also, if his employment is terminated without Serious Cause or for Good Reason within two years following a change of control of ThinkEngine, he will be entitled to receive his then-current base salary for a period of one year from the date of such termination, and also the company-paid portion of his medical and dental insurance coverages. The cost to the company would approximate $265,700 for the twelve-month period.

On November 21, 2006, we entered into an Employment Agreement with John E. Steinkrauss under which he serves as our Vice President, Chief Financial Officer and Treasurer. The terms of the agreement provide for (i) employment "at will",
(ii) compensation at a base salary at the annual rate of $165,000 and eligibility for an annual cash bonus as determined at the sole discretion of the Compensation Committee of the board and (iii) an "inducement" grant of 75,000 shares of ThinkEngine common stock, which will vest on the fourth anniversary of his employment or, if sooner, upon a change of control of ThinkEngine. Further, if Mr. Steinkrauss' employment is terminated (i) by ThinkEngine without Serious Cause or (ii) by him for Good Reason, we will continue to pay his then-current base salary for a period of six months from the date of such termination, and also the company-paid portion of his medical and dental insurance coverages. The cost to the company would approximate $87,800 for the six-month period. Also, if his employment is terminated without Serious Cause or for Good Reason within two years following a change of control of ThinkEngine, he will be entitled to receive his then-current base salary for a period of one year from the date of such termination, and also the company-paid portion of his medical and dental insurance coverages. The cost to the company would approximate $175,600 for the twelve-month period.

On August 16, 2006, in connection with his resignation as President and Chief Executive Officer and as a director, we entered into a Severance and Release Agreement with Brian J. Kelley (the "Severance Agreement"). Pursuant to the Severance Agreement, we paid Mr. Kelley a lump sum of $390,723 (which amount includes accrued vacation and other expenses) and arranged to provide Mr. Kelley with payment of such amounts under COBRA as are required to maintain existing health insurance coverage until August 2007 (less amounts payable by Mr. Kelley had he remained employed by ThinkEngine). We also allowed Mr. Kelley the continued use of his company automobile for ninety days and agreed to reimburse Mr. Kelley for his legal and accounting expenses of up to an aggregate of $10,000. Mr. Kelley and the company also provided each other with a general release of claims. Further, we also extended the period for Mr. Kelley to exercise his outstanding stock options to two years from the date of the Severance Agreement and accelerated the vesting of previously unvested options to purchase 53,333 shares of common stock. We also agreed to remove the restrictions on 62,550 shares of unvested restricted common stock. Mr. Kelley also agreed to repay his outstanding loan to us in the amount of $524,133.27 by tendering to us for cancellation 259,472 shares of common stock (valued at the closing price on the American Stock Exchange on the date immediately preceding the date of the Severance Agreement). Pursuant to the Severance Agreement, Mr. Kelley will continue to provide certain consulting services to ThinkEngine with respect to sales and marketing of our CX product line for a period of twelve
(12) months. In consideration for these services, Mr. Kelley will receive a consulting fee equal to five percent (5%) of any revenues received by ThinkEngine as a result of new orders of our CX product line ("Qualified Sales") during the consulting period. During 2006, Mr. Kelley earned $106,951 in consulting fees.

On March 31, 2006, Michael Keefe's employment as Vice President, Engineering terminated. Under the terms of his severance, we paid severance compensation, including accrued vacation, in installments aggregating $110,385 through December 31, 2006. Further, we provided Mr. Keefe with payment of such amounts under COBRA as were required to maintain his existing health insurance coverage until the end of the severance period (less amounts payable by him had he remained employed by ThinkEngine).

On June 30, 2006, Kenneth Brix's employment as Vice President, Sales terminated. Under the terms of his severance, we paid severance compensation, including accrued vacation, in installments aggregating $80,385 through December 31, 2006. Further, we also allowed Mr. Brix the continued use of his company automobile through December 2006.

On February 16, 2007, Garrett Sullivan's employment terminated. Mr. Sullivan was our Treasurer and Chief Financial Officer until November 20, 2006. Under the terms of his severance, we will pay severance compensation, including accrued vacation, in installments aggregating $80,000 through August 17, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee, which is comprised of three independent non-employee directors, has formulated a compensation philosophy that is designed to enable us to attract, retain and reward capable employees who can contribute to the success of ThinkEngine, principally by setting overall compensation at the median of the marketplace through a combination of (1) base salaries, (2) annual incentive opportunities and (3) a significant long term incentive opportunity for senior management. We believe that implementation of a system of compensation that emphasizes performance-based compensation provides a strong alignment to stockholders' interests. Five key principles serve as the guiding framework for compensation decisions for all employees of ThinkEngine:

     o to attract and retain the most highly qualified management and employee team;

     o to pay competitively compared to similar telecommunications industry companies;

     o to encourage superior employee performance by aligning rewards with stockholder interests, especially through the use of tangible performance targets;

     o to motivate senior executives to achieve ThinkEngine's annual and long-term business goals by providing equity-based incentive opportunities;

     o to strive for fairness in administration by emphasizing performance-related contributions as the basis for pay decisions.

To implement these policies, we have designed the framework for a four-part executive compensation program consisting of base salary, annual incentives, long-term incentive opportunities for senior management, and other employment benefits.

BASE SALARY. We will seek to maintain levels of compensation that are competitive with similar telecommunications industry companies. Base salary represents the fixed component of the executive compensation program. ThinkEngine's philosophy regarding base salaries is to maintain salaries for the aggregate officer group at the competitive industry average. Periodic increases in base salary will relate to individual contributions evaluated against established objectives, length of service, and the industry's annual competitive pay practice movement. We believe that base salaries during 2006 for our chief executive officer and for the other executive officers were generally at the competitive industry average.

Based upon review, we increased salaries effective January 1, 2007 for Mr. Mitchell, the president and chief executive officer to $275,000 from $250,000, and Mr. Steinkrauss, the treasurer and chief financial officer, to $185,000 from $165,000.

ANNUAL INCENTIVE PROGRAM. In 2007, the Company awarded discretionary bonuses based upon evaluation of each officer's performance in 2006: Mr. Mitchell - $25,000 and Mr. Steinkrauss - $5,000. No bonuses were awarded in 2006 to the former executive officers.

In 2007, we designed an annual incentive program pursuant to which key ThinkEngine officers and employees will be eligible to receive performance bonuses in a range based upon a percentage of their annual base salary. Michael
G. Mitchell, our President and Chief Executive Officer, is eligible for an annual target award of 40% of his annualized base salary, and John E. Steinkrauss, our Vice President and Chief Financial Officer, is eligible for an annual target award of 30% of his annualized base salary. Actual awards may be earned in greater or lesser percentages based upon levels of achievement of specific company financial performance targets that have been established by the Compensation Committee for each award period in the 2007 fiscal year. Payments may be earned on a semi-annual basis as follows: 37.5% of the allocated award amount may be earned based upon our financial performance during the first six months of the 2007 fiscal year, and the remaining 62.5% may be earned based upon our financial performance during the second six months of the 2007 fiscal year.

LONG-TERM EQUITY INCENTIVES. We believe that the pay program should provide senior executives with an opportunity to increase their ownership and potentially gain financially from ThinkEngine stock price increases. By this approach, the best interests of stockholders and senior executives will be closely aligned. Therefore, senior executives are eligible to receive restricted stock and are also eligible to receive stock options, giving them the right to purchase shares of common stock at a specified price in the future. These grants will vest based upon the passage of time, the achievement of performance metrics, or both. We believe that the use of restricted stock and stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for stockholders and retaining key employees. During 2006, awards of restricted stock were made as follows: 200,000 shares to Mr. Mitchell, President and Chief Executive Officer, and 75,000 shares to Mr. Steinkrauss, Vice President, Treasurer and Chief Financial Officer. In addition, in March 2007, incentive stock option grants were made as follows: 100,000 shares to Mr. Mitchell, and 25,000 shares to Mr. Steinkrauss.

OTHER BENEFITS. Our philosophy is to provide competitive health- and welfare-oriented benefits to all employees, but to maintain a conservative posture relative to executive benefits. The only benefit not made available to all employees is that we provide company automobiles to certain executive officers.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. We intend to structure the compensation of our executive officers in a manner that should ensure that ThinkEngine does not lose any tax deductions because of the $1 million compensation limit in the foreseeable future.

The salaries for our highest paid executives will be set, in part based on independent studies, at levels approximating the average for companies of comparable size in similar industries and are not expected to reach $1 million in the near future. We are a proponent of using more performance and equity-based compensation, which can often be designed to ensure that tax deductibility is not compromised.

Our option and restricted stock plans incorporate maximum limitations on individual annual stock option and restricted stock grants so as to meet the requirements of Section 162(m). The plans also identify performance measures to be used if we decide to use performance-based vesting restricted stock in the future to meet the requirements of Section 162(m).

COMPENSATION DISCLOSURE TABLES

SUMMARY COMPENSATION TABLE. The following table (Table I) shows all compensation paid or granted, during or with respect to the 2006 fiscal year to the chief executive officer, the chief financial officer and to the other highest paid executive officer for services rendered to ThinkEngine and its subsidiaries during 2006. In accordance with applicable SEC rules, the table also includes our former chief executive officer, former chief financial officer and two other former officers. Persons in this group are referred to individually as a "named executive officer" and collectively as the "named executive officers," and, unless otherwise noted, the titles listed are the titles held as of the end of the 2006 fiscal year, or if earlier, their termination dates.

                                     TABLE I
                         2006 SUMMARY COMPENSATION TABLE

                                                                                                CHANGE IN
                                                                                              PENSION VALUE
                                                                                                   AND
                                                                               NON-EQUITY      NONQUALIFIED
                                                                                INCENTIVE        DEFERRED
 NAME AND PRINCIPAL                                     STOCK      OPTION          PLAN        COMPENSATION     ALL OTHER
      POSITION         YEAR       SALARY     BONUS      AWARDS     AWARDS      COMPENSATION      EARNINGS     COMPENSATION    TOTAL
      --------         ----       ------     -----      ------     ------      ------------      --------     ------------    -----
                                   ($)        ($)       ($)(1)     ($)(2)          ($)             ($)           ($)(3)         ($)
Michael G.             2006      278,522    25,000      38,437        --             --              --            --        341,959
Mitchell
President and Chief
Executive Officer

John E.                2006       18,602     5,000       4,164        --             --              --            --         27,766
Steinkrauss
Vice President,
Treasurer, and Chief
Financial Officer

Paul J.                2006      215,894       --          --      60,372            --              --            --        276,266
Gagne
Vice President -
Engineering, Chief
Technology Officer

Brian J.               2006      207,415       --          --     220,341            --              --        505,550       933,306
Kelley(4)
former  President
and Chief Executive
Officer

Garrett                2006      157,692       --          --      33,620            --              --            --        191,312
Sullivan(5)
former Treasurer and
Chief Financial
Officer

Kenneth G.             2006      106,538       --          --     (12,841)           --              --         80,385       174,082
Brix(6)
former Vice
President - Sales

Michael N.             2006       37,692       --          --      (8,403)           --              --        110,385       139,674
Keefe(7) former
Vice President -
Engineering

(1) Dollar amounts set forth with regard to restricted stock grants for each individual are those recognized for financial statement reporting purposes for 2006 in accordance with FAS 123R disregarding the estimate of forfeitures related to service-based vesting conditions. Share value utilized for purposes of this determination is the applicable market value on the date of grant. For a further discussion of the assumptions underlying these amounts, reference is made to the footnotes to ThinkEngine's financial statements as set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2) Dollar amounts with regard to option grants for each individual are those recognized for financial statement reporting purposes for 2006 in accordance with FAS 123R disregarding the estimate of forfeitures related to service-based vesting conditions. The amounts set forth herein are based on a Black-Scholes calculation assuming a 4.8% risk free interest rate, volatility of 51.4%, a expected holding period of 2.5 years and an annual dividend rate of 0.0%. For a further discussion of the assumptions underlying these amounts, reference is made to the footnotes to ThinkEngine's financial statements as set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(3) These amounts represent (a) payments of severance and vacation pay paid, (b) consulting fees earned by Mr. Kelley in accordance with his severance agreement in the amount of $106,951, (c) reimbursement for life insurance premiums and other expenses in the amount of $25,000 paid to Mr. Kelley in accordance with his severance agreement, and (d) $7,876 for personal use of automobile by Mr. Kelley.

(4) On August 16, 2006, Mr. Kelley's employment as President and Chief Executive Officer terminated. Under the terms of his severance, we paid severance compensation, including accrued vacation, of $365,723 in a lump sum.

(5) On November 20, 2006, Mr. Sullivan's employment as Treasurer and Chief Financial Officer terminated. He continued to serve as an employee-consultant until February 16, 2007.

(6) On June 30, 2006, Mr. Brix's employment as Vice President, Sales terminated. Under the terms of his severance, we paid severance compensation, including accrued vacation, in 2006 in the aggregate amount of $80,385.

(7) On March 31, 2006, Mr. Keefe's employment as Vice President, Engineering terminated. Under the terms of his severance, we paid severance compensation, including accrued vacation, in 2006 in the aggregate amount of $110,385.

GRANTS OF PLAN-BASED AWARDS TABLE. The following table (Table II) shows all plan-based equity and non-equity grants made by ThinkEngine during the 2006 fiscal year to the named executive officers.


                                    TABLE II
                        2006 GRANTS OF PLAN-BASED AWARDS

                                                                               ALL OTHER
                                                                                 STOCK      ALL OTHER    EXERCISE
                                                                                AWARDS:      AWARDS:     OR BASE     GRANT DATE
                                                                               NUMBER OF    NUMBER OF    PRICE OF    FAIR VALUE
                                                                               SHARES OF    SECURITIES   OPTION       OF STOCK
                                        ESTIMATED FUTURE PAYOUTS UNDER         STOCK OR    UNDER-LYING   AWARDS      AND OPTION
     NAME              GRANT DATE      NON-EQUITY INCENTIVE PLAN AWARDS        UNITS (#)   OPTIONS (#)   ($/SH)        AWARDS
     ----              ----------      --------------------------------        ---------   -----------   ------        ------

                                    THRESHOLD       TARGET        MAXIMUM
                                    ---------       ------        -------
                                       ($)           ($)            ($)
Michael G. Mitchell     8/16/06         --            --             --         200,000          --          --       $410,000

John E. Steinkrauss    11/21/06         --            --             --          75,000          --          --       $153,750

Paul J. Gagne              --           --            --             --            --            --          --            --

Brian J. Kelley         8/16/06         --            --             --            --        67,500 (a)    $9.06           --
                        8/16/06         --            --             --            --        75,000 (a)    $5.00           --
                        8/16/06         --            --             --            --        60,000 (a)    $1.55       $30,000
                        8/16/06         --            --             --            --        60,000 (a)    $2.20           --
                        8/16/06         --            --             --            --        80,000 (a)    $2.70           --

Garrett Sullivan           --           --            --             --            --            --          --            --

Kenneth G. Brix            --           --            --             --            --            --          --            --

Michael N. Keefe           --           --            --             --            --            --          --            --


(a) All indicated option grants to Mr. Kelley reflect amendments of prior grants to extend the termination date thereof to August 16, 2008, and the acceleration of the vesting of prior outstanding grants.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE. Shown in Table III below is information with respect to outstanding equity-based awards (consisting of unexercised options to purchase ThinkEngine common stock and unvested restricted ThinkEngine common stock) held by the named executive officers at December 31, 2006

                                    TABLE III
                OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END

                                                  OPTION AWARDS                                  STOCK AWARDS

                                             NUMBER
                      NUMBER OF                OF
                      SECURITIES           SECURITIES                                      NUMBER OF      MARKET VALUE OF
                      UNDERLYING           UNDERLYING          OPTION        OPTION     SHARES OR UNITS   SHARES OR UNITS
                      UNEXERCISED          UNEXERCISED         EXERCISE    EXPIRATION    OF STOCK THAT      OF STOCK THAT
    NAME               OPTIONS              OPTIONS             PRICE         DATE      HAVE NOT VESTED   HAVE NOT VESTED
    ----           ---------------    --------------------      -----         ----      ---------------   ---------------
                   (#) EXERCISABLE    (#) UNEXERCISABLE(1)       ($)                         (#)              ($)(2)

Michael G. Mitchell       --                   --                 --           --           200,000           $618,000

John E. Steinkrauss       --                   --                 --           --            75,000           $231,750

Paul J. Gagne           41,667              83,333              $2.55       10/25/15           --                --

Brian J. Kelley         67,500                 --                $9.06       8/16/08           --                --
                        75,000                 --                $5.00       8/16/08
                        60,000                 --                $1.55       8/16/08
                        60,000                 --                $2.20       8/16/08
                        80,000                 --                $2.70       8/16/08

Garrett Sullivan        20,000                 --                $9.06       5/24/10         17,200            53,148
                        25,000                 --                $5.00       6/13/11
                        25,000                 --                $1.55      10/23/12
                        25,000                 --                $2.20      10/24/13
                        6,666               13,334               $2.70      10/25/15

Kenneth G. Brix           --                   --                  --          --              --                 --

Michael N. Keefe          --                   --                  --          --              --                 --

(1) Mr. Gagne's unvested options become exercisable in two equal installments on May 1, 2007 and May 1, 2008. Mr. Sullivan's unvested options become exercisable in two equal installments on April 25, 2007 and April 25, 2008.

(2) These values are based on $3.09 per share, the market price of a share of ThinkEngine common stock as of December 29, 2006 (the final trading day of 2006). OPTION EXERCISES AND STOCK VESTED TABLE. The following table (Table IV) shows information with respect to all stock options exercised by the named executive officers during 2006 and information regarding restricted stock held by those persons that vested during 2006.

                                    TABLE IV
                  2006 OPTION EXERCISES AND STOCK VESTED TABLE

                             OPTION AWARDS                 STOCK AWARDS

                                                      NUMBER OF
                   NUMBER OF SHARES     VALUE          SHARES         VALUE
                     ACQUIRED ON      REALIZED ON    ACQUIRED ON   REALIZED ON
      NAME             EXERCISE        EXERCISE        VESTING       VESTING
      ----             --------        --------        -------       -------
                         (#)              ($)            (#)           ($)

Michael G. Mitchell       --               --             --            --

John E. Steinkrauss       --               --             --            --

Paul J. Gagne             --               --             --            --

Brian J. Kelley           --               --          160,000       $414,400

Garrett Sullivan          --               --           60,000       $155,400

Kenneth G. Brix           --               --           60,000       $155,400

Michael N. Keefe        41,668          $44,168           --            --

PENSION BENEFITS TABLE. Shown in Table V below is information as of December 31, 2006 with respect to each plan that provides retirement-based payments or other benefits to the named executive officers.


                                     TABLE V
                      PENSION BENEFITS AT DECEMBER 31, 2006


                                NUMBER OF YEARS  PRESENT VALUE   PAYMENTS DURING
                                   CREDITED     OF ACCUMULATED  LAST FISCAL YEAR
     NAME           PLAN NAME     SERVICE (#)     BENEFIT ($)          ($)
     ----           ---------     -----------     -----------          ---

Michael G. Mitchell     --             --               --              --

John E. Steinkrauss     --             --               --              --

Paul J. Gagne           --             --               --              --

Brian J. Kelley         --             --               --              --

Garrett Sullivan   Cognitronics         5            $47,000            $0
                    Corporation
                      Pension
                       Plan

Kenneth G. Brix         --             --               --              --

Michael N. Keefe   Cognitronics        14            $41,000            $0
                   Corporation
                      Pension
                       Plan

In 1977, we adopted the Cognitronics Corporation Pension Plan, a non-contributory, defined benefit pension plan covering substantially all employees in the United States. Our funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate from time to time.

In 1994, we amended the pension plan to eliminate future benefit accruals after June 30, 1994. Accordingly, new employees are not eligible to participate in the plan and the accrued pension benefit of earlier participants will remain at the level earned based on service through June 30, 1994.

EQUITY COMPENSATION PLAN TABLE. The following table (Table VI) sets forth general information concerning our equity compensation plans as of December 31, 2006.


                                    TABLE VI
                      EQUITY COMPENSATION PLAN INFORMATION

                                                                              NUMBER OF SECURITIES
                             NUMBER OF SECURITIES                            REMAINING AVAILABLE FOR
                              TO BE ISSUED UPON      WEIGHTED-AVERAGE        ISSUANCE UNDER EQUITY
                                 EXERCISE OF         EXERCISE PRICE OF         COMPENSATION PLANS
                             OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
       PLAN CATEGORY         WARRANTS AND RIGHTS    WARRANTS AND RIGHTS     REFLECTED IN COLUMN (B))
       -------------         -------------------    -------------------     ------------------------
          (COL. A)                (COL. B)              ($)(COL. C)               (COL. D)
Equity compensation plans         1,139,383                $3.44                 1,168,683(1)
 approved by security holders

Equity compensation plans not       956,578(2)             $1.55                         0
approved by security holders

Total                             2,095,961                $2.59                  1,168,683

(1) Consists of 590,733 shares available for grant of stock options under the 1990 Stock Option Plan, 182,750 shares available for grant under the Directors Option Plan, and 395,200 shares for grant under the Restricted Stock Plan.

(2) Consists of shares available for issuance, as follows:

     (a) Rights granted in 2002 to one executive to receive 60,000 shares of Common Stock which vested on January 2, 2006. The total value of the rights at the date of grant was $93,000 based on the fair market value of the Common Stock ($1.55 per share) on the date of grant; $0 was charged to expense in 2006 related to this grant.

     (b) Rights of directors to receive 41,912 shares of common stock. Directors may elect to receive their fees in shares of common stock and defer receipt of such shares to a future date. If a director elects to be paid in shares, he is entitled to 125% of the equivalent value of the fees in shares. This policy was discontinued in 2007.

     (c) Rights granted in 2001 to two executives to receive 13,000 shares of common stock, the receipt of which has been voluntarily deferred by the executives to a future year. The total value of the rights was $61,880 based on the average fair market value of the common stock as the shares vested during 2001 ($4.76 per share), which amount was charged to expense in 2001.

     (d) Employment inducement stock options granted to newly hired employees during 2005 and 2006 to purchase 566,666 shares of Common Stock at an average exercise price of $2.62 per share; the exercise price is equal to the fair market value of the common stock on the date of grant.

     (e) Rights granted in 2006 to two executives to receive 275,000 shares of Common Stock vesting during 2010. Such rights are subject to immediate vesting in the event of a change in control of the Company and pro-rata vesting in the event of involuntary termination for reasons other than cause. The total value of the rights at the date of grant was $563,750 based on the fair market value of the Common Stock ($2.05 per share) on the grant dates; $41,640 was charged to expense in 2006 related to these grants.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised of three independent non-employee directors. As members of the Compensation Committee, it is our responsibility to administer ThinkEngine's executive compensation programs, monitor corporate performance and its relationship to compensation of executive officers, and make appropriate recommendations concerning matters of executive compensation.

In this context, the Compensation Committee has reviewed and discussed with management the section of this proxy statement above entitled "Compensation Discussion and Analysis". Based on this review and discussion, the Compensation Committee recommended to the board of directors, and the board has approved, that the Compensation Discussion and Analysis be incorporated by reference into ThinkEngine's Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee
of the Board of Directors

William A. Merritt
William J. Stuart, Chairman
John E. Sweeney

AUDIT COMMITTEE REPORT

The Audit Committee reviews ThinkEngine's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. ThinkEngine's independent accountants are responsible for expressing an opinion on the fair presentation of our audited financial statements in conformity with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed with management and the independent accountants the audited financial statements for the fiscal year ended December 31, 2006. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent accountants the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from ThinkEngine and its management. The Audit Committee has also considered whether the independent accountants' provision of non-audit services to ThinkEngine is compatible with the accountants' independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements for the fiscal year ended December 31, 2006 be included for filing in ThinkEngine's Annual Report on Form 10-K for the year ended December 31, 2006.

Audit Committee of the Board of Directors

William A. Merritt
Robert H. Scott
William J. Stuart, Chairman

AUDIT COMMITTEE PRE-APPROVAL POLICY

Pursuant to its charter, the Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the independent accountants. Also, the Audit Committee has adopted a pre-approval policy pursuant to which certain permissible audit and non-audit services may be provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and may be subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether: such services are consistent with the auditor's independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the company; and whether the service could enhance our ability to manage or control risk or improve audit quality.

Notwithstanding the pre-approval policy, all of the services provided by Carlin, Charron & Rosen, LLP in fiscal year 2006 and related fees were approved in advance by the Audit Committee.

PROPOSAL 2: APPROVAL OF APPOINTMENT OF THINKENGINE'S INDEPENDENT ACCOUNTANTS

The Audit Committee of our board of directors has selected Carlin, Charron & Rosen, LLP as our independent registered public accounting firm for the year ending December 31, 2007, and has directed that the selection of independent accountants be submitted for ratification by stockholders at the annual meeting. Carlin, Charron & Rosen, LLP has audited the Company's financial statements since 2003, and the Audit Committee considers Carlin, Charron & Rosen,

LLP to be well qualified. A representative of Carlin, Charron & Rosen, LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Carlin, Charron & Rosen, LLP as our independent accountants is not required by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Carlin, Charron & Rosen, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection were ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of ThinkEngine and its stockholders.

AUDIT FEES

Aggregate fees billed by Carlin, Charron & Rosen, LLP for professional services rendered for the audit of our annual consolidated financial statements included in the annual report on Form 10-K and the review of interim consolidated financial statements included in quarterly reports on Form 10-Q and the review and audit of the application of new accounting pronouncements and SEC releases were $107,200 and $138,600 for the years ended December 31, 2006 and 2005, respectively.

AUDIT-RELATED FEES

There were no fees billed by Carlin, Charron & Rosen, LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and that are not disclosed above for the years ended December 31, 2006 and 2005.

TAX FEES

There were no fees billed by Carlin, Charron & Rosen, LLP for professional services rendered to ThinkEngine for tax compliance, tax advice and tax planning for the years ended December 31, 2006 and 2005.

ALL OTHER FEES

There were no fees billed by Carlin, Charron & Rosen, LLP for all other products and services provided to ThinkEngine for the years ended December 31, 2006 and 2005.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF CARLIN, CHARRON & ROSEN, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to August 2002, we advanced amounts to officers primarily for personal income taxes related to various stock awards. The amounts outstanding at December 31, 2006 and 2005 were $444,000 and $2,029,000, respectively, including interest accrued on the advances. This indebtedness bears interest based on applicable Federal rates, and is payable upon demand. During 2006, certain former officers, including Messrs. Brix, Keefe and Kelley repaid loans and accumulated interest aggregating approximately $1,630,000. Repayment consisted of $124,000 in cash and 597,144 shares of our common stock, valued at the closing market price at the date of the repayment of the loans. In February 2007, a former officer, Mr. Sullivan, repaid loans and accumulated interest of $431,000; repayment consisted of 140,813 shares of ThinkEngine common stock, valued at the closing market price at the date of the repayment of the loans.

Other than as set forth in our Code of Business Conduct, our board does not have a specific policy regarding review of transactions involving directors, management or other related parties. However, we discourage such transactions and have historically limited the approval of any such transactions to specific and rare instances with the full disclosure to, and approval of, the disinterested members of the board.

SOLICITATION OF PROXIES

In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the company without additional compensation in person, or by telephone, facsimile, email or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of ThinkEngine common stock, and we will reimburse these brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The cost of solicitation will be borne entirely by ThinkEngine.

OTHER MATTERS

Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the individuals named in the enclosed proxy to vote in accordance with their judgment.

By order of the board of directors.


Amy M. Tefft
Secretary

                                                                                                          WITH-
|X|                       PLEASE MARK VOTES                        PROXY                                  HOLD        FOR ALL
                          AS IN THIS EXAMPLE               THINKENGINE NETWORKS, INC.                 FOR AUTHORITY   EXCEPT

                    PROXY SOLICITED ON BEHALF OF                       1. ELECTION OF DIRECTORS        |_|     |_|      |_|
                       THE BOARD OF DIRECTORS                             NOMINEES: ROBERT C.
                                                                          FLEMING, MICHAEL G.
   The undersigned hereby appoints R. C. Fleming and M. G. Mitchell       MITCHELL, ROBERT H. SCOTT,
as Proxies, each with the power to appoint his substitute, and            WILLIAM. J. STUART AND
hereby authorizes them to represent and to vote as designated hereon      JOHN E. SWEENEY
all shares of Common Stock of ThinkEngine Networks, Inc. held of
record by the undersigned on March 22, 2007 at the Annual Meeting of      INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
Stockholders to be held at the Embassy Suites Hotel, 123 Boston Post      INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT
Road West, Marlborough, Massachusetts, on May 10, 2007 at 10:00           NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
a.m., and any adjournments thereof.
                                                                       2. TO RATIFY THE SELECTION OF   FOR   AGAINST  ABSTAIN
   This Proxy when properly executed will be voted in the manner          CARLIN, CHARRON & ROSEN,     |_|     |_|      |_|
directed herein by the undersigned stockholder. IF NO DIRECTION IS        LLP, as independent
MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.                     auditors of the Company.
                                                           ---------
              Please be sure to sign and date              Date        3. IN THEIR DISCRETION, THE
               this Proxy in the box below.                               PROXIES ARE AUTHORIZED TO
                                                                          VOTE SUCH OTHER BUSINESS
                                                                          AS MAY PROPERLY COME
                                                                          BEFORE THE MEETING,
                                                                          INCLUDING ANY ADJOURNMENTS
                                                                          THEREOF.
--------------------------------------------------------------------
  Stockholder sign above                   Co-holder (if any) sign
                                                  above
--------------------------------------------------------------------

    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                           THINKENGINE NETWORKS, INC.
--------------------------------------------------------------------------------
Please sign exactly as name appears at left. Where shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee or guardian please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership by authorized person.
--------------------------------------------------------------------------------
          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
If your address has changed please correct the address in the space provided below and return this portion with the Proxy in the envelope provided.


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